UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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SIRF TECHNOLOGY HOLDINGS, INC.

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CSR Announcement for SiRF

10th February 2009

Joep van Beurden

I am delighted to be able to introduce CSR to you today. As you just heard, CSR and SiRF have just signed a merger agreement, and we at CSR are extremely excited about that.

We believe that the merger between CSR and SiRF will present a fantastic opportunity for employees, shareholders and customers of both our companies. We are currently the market leader in Bluetooth; SiRF is of course a global leader in GPS location technology. The prospect of joining forces and combining our strengths in the fast growing markets of connectivity and location platforms is certainly a very attractive proposition.

By way of getting to know each other, I thought you might appreciate finding out more about CSR and our strategy.

CSR PLC started 10 years ago; in fact we have our 10 year anniversary on 1st April 2009. In those early days, we were pioneering Bluetooth, in much the same way as SiRF was pioneering consumer GPS solutions.

In that short time, CSR has become the world leader in connectivity for Bluetooth and more recently has been broadening its portfolio to cover a wide range of wireless device applications. Our head office is in Cambridge, UK around 30 miles north of London. We have a workforce of just under 1,000 people, including 500 engineers based in the UK, the US, Taiwan, Japan, China, Korea, India, Denmark, Sweden and France.

Let me now hand over to Will Gardiner our CFO, who will tell you about our strategy:

Will Gardiner

A little less than a year ago, we launched the Connectivity Centre; a strategy of smart integration of multiple wireless technologies around a Bluetooth core. While our competitors add functionality to their chips without redesigning the architecture, CSR’s approach ensures that technologies are integrated intelligently to provide superior performance and unmatched value to our customers.

The Connectivity Centre gives us the opportunity to bring multiple technologies such as Bluetooth, GPS, Wi-Fi and NFC to mobile devices without compromising on cost, power consumption or performance.

Our range of integrated technologies enables manufacturers to bring the sort of functionality initially adopted for high-end devices into mid-range and even lower end products. Bluetooth low energy, GPS, Bluetooth v2.1+EDR and FM transmit and receive, are already included in BlueCore7, our very first Connectivity Centre product.

Many of the leading consumer-electronics manufacturers incorporate our technology within their products.

We produce over one million wireless chips per day. We are working to integrate Bluetooth into many more products with emerging applications in portable gaming devices, media players and many more.

We are extremely excited about joining forces with you. We will be able to use your global leadership in GPS to accelerate the Connectivity Centre in handsets, and use our connectivity products to enhance the offering to your customers. It should be a great combination.

I’ll be spending a lot of time with you guys over the next few months, learning about what you do, planning our joint efforts and making sure that we are ready to move forward quickly to serve our customers and fight our competition from Day 1.

I would now like to hand back to Joe . . .

Joep van Beurden

For the next few months, we will continue our work with all of you to create a detailed and comprehensive integration plan, to figure out how we can best work together. Once both of our shareholders give us permission to proceed with the merger, we will then work very quickly to maximise the opportunities the two businesses can achieve.

There are many reasons behind our decision to consider joining forces with SiRF.

Together as a combined company we will:

•	Be a global leader in both Bluetooth and GPS;

•	Combine our strong IP portfolios;

•	Address the market demand for the Bluetooth and GPS combo chip;

•	Have immediate access to each others existing customer relationships and;

•	Strengthen both the Connectivity Centre and the location platform.

Thank you for allowing Will and me the opportunity to introduce CSR and ourselves. We both look forward to meeting you in the near future.

FORWARD LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of SiRF Technology Holdings, Inc. (“SiRF”) concerning the proposed merger of SiRF with SiRF Acquisition Sub, Inc., a direct, wholly-owned subsidiary of CSR (“CSR”) (the “merger”) and other future events and their potential effects on SiRF, including, but not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of our management, are not guarantees of future results and are subject to a significant number of risks and uncertainties. Actual results may differ materially from the results anticipated in these forward looking statements. The risks and uncertainties we face include, without limitation: the ability to obtain the approval of the transaction by SiRF’s stockholders and CSR’s shareholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and timeframe; the possibility that the merger does not close when expected or at all, or that the companies may be required to modify aspects of the merger to achieve regulatory approval; the ability to realize the expected cost and revenue synergies from the transaction in the amounts or in the timeframe anticipated; the ability to integrate SiRF’s businesses into those of CSR in a timely and cost-efficient manner; the development of the markets for SiRF’s and CSR’s products, the combined company’s ability to develop and market a multifunction radio product containing our GPS-based location technology and CSR’s Bluetooth technology in a timely fashion; weak current economic conditions, uncertain future economic conditions and the difficulty in predicting sales, even in the short-term; factors affecting the quarterly results of SiRF, CSR and the combined Company, sales cycles, price reductions, dependence on and qualification of foundries to manufacture the products of SiRF, CSR and the combined company, production capacity, the ability to adequately forecast demand, customer relationships, the ability of SiRF, CSR and the combined company to compete successfully, our product warranties, the impact of legal proceedings, the impact of the intellectual property indemnification practices of SiRF, CSR and the combined company; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. In particular, we refer you to “Item 1A. RISK FACTORS” of our Quarterly Report on Form 10-Q for the quarter ended September 27, 2008 filed with the Securities and Exchange Commission, for additional information regarding the risks and uncertainties discussed above as well as additional risks and uncertainties that may affect our actual results. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this communication (or any earlier date indicated in this communication) and SiRF undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed merger transaction involving SiRF and CSR. In connection with the proposed merger, CSR intends to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form F-4 containing a proxy statement/prospectus for the stockholders of SiRF and each of SiRF and CSR plan to file other documents with the SEC regarding the proposed merger transaction. The definitive proxy statement/prospectus will be mailed to stockholders of SiRF. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SIRF’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH

THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. THIS ANNOUNCEMENT DOES NOT CONSTITUTE, OR FORM PART OF, AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. Investors and stockholders will be able to obtain, without charge, a copy of the proxy statement/prospectus, as well as other relevant documents containing important information about SiRF and CSR at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. SiRF’s stockholders will also be able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents when they become available by directing a request by mail or telephone to SiRF, 217 Devcon Drive, San Jose, CA, 95112-4211, Attention: Investor Relations, +1 (408) 392-8480 or CSR, Unit 400, Cambridge Science Park, Milton Road, Cambridge, CB4-0WH, United Kingdom, Attention: Investor Relations, +44 (0) 1223 692 000.

SiRF and its directors and executive officers, CSR and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from SiRF’s stockholders with respect to the proposed merger. Information about SiRF’s directors and executive officers and their ownership of SiRF’s common stock is set forth in SiRF’s annual report on Form 10-K for the fiscal year ended December 31, 2007 and SiRF’s revised proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on Schedule 14A on July 3, 2008. SiRF has been informed by CSR that none of CSR’s directors and executive officers holds any direct or indirect interests in SiRF. Stockholders may obtain additional information regarding the interests of SiRF and its directors and executive officers and CSR and its directors and executive officers in the proposed merger, which may be different than those of SiRF’s stockholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the proposed merger, when filed with the SEC.